Clover Health (Nasdaq: CLOV) First Quarter 2026 Supplemental Q&A May 18, 2026 In advance of our first quarter 2026 earnings call, we once again invited shareholders to submit questions regarding Clover Health and our outlook for the business. We appreciate the continued engagement and thoughtful input from those who participated. For this Q&A, we have compiled a selection of questions that we believe help further address key topics, including our first quarter 2026 performance, and our expectations for the remainder of 2026, and the longer-term direction of the business. These reflect both submissions received through our shareholder portal and common themes we have heard in recent discussions with investors and at industry events. Thank you to everyone who contributed. We view this Q&A as an important extension of our commitment to transparency and open communication with our shareholders, and we encourage you to continue engaging with our Investor Relations team with any additional questions. - Andrew Toy, Chief Executive Officer, Clover Health Use of Non-GAAP Measures These responses use non-GAAP (“Generally Accepted Accounting Principles”) financial metrics, which should not be considered as a substitute for financial measures computed in accordance with GAAP. Please see our first quarter 2026 earnings results here, which includes our full results as well as reconciliations to comparable GAAP financial metrics, and which is available at investors.cloverhealth.com. May 18, 2026          1 Exhibit 99.1

Clover Health

Clover Health (Nasdaq: CLOV)
First Quarter 2026 Supplemental Q&A
May 18, 2026

First Quarter 2026 Supplemental Q&A

1.) How is Clover Assistant impacting medical cost trends across different member cohorts, and how does this translate into margin expansion as cohorts mature?

Clover Assistant is central to how our model improves medical cost trends over time, particularly as cohorts mature on our care platform. When we look at our data, members who receive care from physicians using Clover Assistant show an improvement in MCR of ~8% after the first year, expanding to a ~20% MCR differential by year four.

This is a reflection of earlier diagnosis, better care management, and more consistent clinical engagement. The earlier we drive Clover Assistant adoption, the faster we see improvement in underlying cohort performance.

As we retain our members and cohorts mature, Clover Assistant engagement deepens, and the resulting improvement in MCR translates directly into margin expansion. That dynamic is a core driver of the compounding economics in our model. Importantly, because we retain full underwriting risk, we capture the full lifetime value of that improvement over time. That is a key structural difference versus models that delegate risk and share that upside.


Clinical Model Increases Member Lifetime Value
Clover Health
Insurance Gross Profit ($PMPM) Differential by Year(1)
Continued GP Expansion
+$155
+$70
Year 1 Baseline
Year 2
Year 3
Year 4+ Average
Clover Assistant MCR Differential by Tenure(2)
8%
12%
18%
20%
Year 1
Year 2
Year 3
Year 4
Cohorts perform increasingly better over time, establishing foundation for long-term MA success
(1) Clover Health cohort information represents incurred membership data from dates of service including 2021 through 2025. Within any given performance year, Insurance Gross Profit $ PMPM differential represents the member weighted average difference between Year 2 and Year 1 cohorts, as well as Year 3 and Year 1 cohort differentials. Inclusive of both Clover Assistant and non Clover Assistant cohorts.
(2) MCR differentials represent the difference between the aggregate MCR across the CA cohorts in a Tenure Group and the aggregate MCR across the Non-CA cohorts in a Tenure Group. Year 1 refers to the cohorts for which the Payment Year was one year after the Service Year, Year 2, two years after the Service Year, Year 3, three years after the Service Year; and Year 4, four years after the Service Year. For more details, please refer to: https://cdn.counterparthealth.com/whitepapers/2025_12_cph_performance.pdf
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Clover Health (Nasdaq: CLOV) First Quarter 2026 Supplemental Q&A May 18, 2026 2.) Can you walk through what Clover Care Services is today and how it’s impacting outcomes and costs for your higher-acuity members? Clover Care Services is our longitudinal, home-based care model designed for our highest-acuity members. These are also the members who drive a disproportionate share of healthcare costs. For example, in Medicare fee-for-service, ~10% of members account for nearly 60% of total costs, on average. Powered by Clover Assistant, our aim is for members in these programs to experience better care coordination, fewer avoidable hospitalizations, and improved cost performance over time. Importantly, we are seeing strong momentum here, with enrollment in Clover Care Services up ~90% year over year through the first quarter 2026, reflecting our proactive efforts to drive deeper clinical engagement with members who can benefit most from higher-touch support, particularly as we scale the business. When you focus on the highest-cost portion of the population, even modest improvements in outcomes can have an outsized impact on overall medical cost trends. And because we retain full underwriting risk, we capture the full benefit of those improvements in our cohort economics over time. 3.) Can you walk through how medical costs typically trend throughout the year, and how that flows through to earnings? In Medicare Advantage, there is a natural seasonality in the model, which we primarily see through the timing of medical costs and operating expenses over the course of the year. At a high level, gross profit is typically stronger in the first half of the year, with costs building as the year progresses as members engage more with the healthcare system and receive needed treatment. That dynamic is also influenced by IRA-related changes to Part D seasonality that began in 2025. The key takeaway is that these are well understood dynamics embedded in our outlook, we manage the business on a full-year basis, and with a focus on cohort performance & increasing the lifetime value of our members. As we shared in our first quarter 2026 prepared remarks, our underlying trends are tracking in line with expectations, and we will reassess guidance after the second quarter when we have more complete visibility. May 18, 2026          3

Clover Health (Nasdaq: CLOV) First Quarter 2026 Supplemental Q&A May 18, 2026 4.) Following strong AEP growth and retention, you chose to moderate in-year growth. How does that decision support member experience and long-term cohort performance? We had a very strong AEP, with high enrollment and best-in-class retention, and we feel very good about the quality of that growth. That gave us the opportunity to be deliberate in how we scale from here. Our focus following AEP was simple: integrate those members into our care model as effectively as possible. That means onboarding them well, empowering their physicians with Clover Assistant, and engaging them early so care becomes more proactive over time. We are already seeing that integration take hold. In the first quarter, over one-third of our members received Clover Assistant-powered care, in line with expectations and tracking toward our full-year goals. At the same time, we have meaningfully increased engagement with higher-acuity members, with record enrollment in our home care programs. We feel very good about these levels of engagement this early in the year. That progress is exactly why, beginning in OEP, we chose to moderate in-year growth to prioritize integration. This was a deliberate decision, not a reactive one. With over 50% year-over-year membership growth, the right next step was to deepen engagement with the members we have and ensure we are delivering the best possible care experience as we scale. More broadly, this reflects how we think about growth. We have flexibility in where and how we grow, based on where we see the strongest long-term outcomes for members. Growth is not just about adding members, but it is about improving their care over time after they join our plan. We believe that is what drives retention, cohort maturation, and ultimately the compounding economics in our model. 5.) Clover has guided toward GAAP profitability in 2026. Can you help us understand the durability and expansion of profitability into 2027? It’s too early to speak to 2027. What I can say is that we feel very good about how we are positioned. The through-line is simple. We retain full risk, we focus on retention, and we improve care over time through Clover Assistant. When that happens, we believe the economics compound. The most important driver of that compounding is cohort maturation under Clover Assistant. Our model is designed so that the lifetime value of a member increases meaningfully as they remain on our platform and become more fully integrated into our care model. Today, a large portion of our membership base is relatively early in its lifecycle. As those members remain with Clover and move into more mature cohorts, including our 2025 cohort entering year three in 2027, we May 18, 2026          4

Clover Health (Nasdaq: CLOV) First Quarter 2026 Supplemental Q&A May 18, 2026 expect this to be a meaningful tailwind to both margin and cash generation. That progression is built into the model. That is also what drives durability in our results. We’ve built our model to thrive under both 3.5 and 4 Star ratings, and our model does not depend on general rate inflation, as others do. It depends on improving care. When we identify and manage diseases earlier, we better manage total cost of care and outcomes improve. This is the core of our approach. We were also deliberate in how we positioned 2026. We maintained strong, stable benefits, and we believe that gives us flexibility going into 2027. We believe that flexibility allows us to balance growth and margin from a position of strength, based on what is best for members and the long-term economics of the business, rather than reacting to market conditions. 6.) Given your growing leadership and increasing density in New Jersey, how do you think about the opportunity to continue scaling within core markets versus expanding into new geographies over time? Excluding special needs and employer retiree plans, we are the PPO market leader in New Jersey, having grown from roughly 20% market share to over 30% during the past two years. What matters to us is not just share, but density. We believe density is what makes Clover Assistant more effective. It strengthens provider engagement, improves care coordination, and ultimately drives better outcomes and lower costs. New Jersey is where that system is most fully expressed today, and importantly, we do not view the market as saturated. We continue to see meaningful opportunity to deepen our presence and further expand our share over time. There is also a broader structural opportunity. Medicare Advantage penetration in New Jersey remains relatively low compared to other states, which creates a long runway for growth, particularly among members transitioning from Original Medicare. When we think about expansion, the approach is the same. We are not optimizing for geographic footprint. We are optimizing for where the model works best. That means markets where we can build density, integrate clinically, and deliver consistently better care. At the same time, Counterpart Health allows us to extend our model beyond our insurance footprint in an asset-light way, bringing CA-powered care to markets where we do not yet operate Medicare Advantage plans. Importantly, we see these approaches as complementary. We believe we can continue to deepen and scale our core markets like New Jersey, while also expanding the reach of our model more broadly through Counterpart Health. May 18, 2026          5

Clover Health (Nasdaq: CLOV) First Quarter 2026 Supplemental Q&A May 18, 2026 7.) With recent interoperability advancements, how should investors think about Counterpart Assistant’s distribution strategy and ability to scale adoption across external provider networks and payers? As interoperability improves, we are already seeing faster implementation velocity with Counterpart, driven by earlier and more seamless access to data. More data, available earlier in the member lifecycle, allows us to deploy faster, integrate more effectively, and begin delivering clinical value sooner within new environments. Importantly, this is not new for us. Interoperability has been core to our model from the beginning, and our early participation in the CMS-aligned networks simply accelerates what we have already built. We created Clover Assistant to ingest fragmented healthcare data and turn it into actionable insight within physician workflows. What is changing now is not the model, but the speed and scale at which it can be deployed. The core point is simple. Data is becoming more standardized, but the ability to turn that data into action inside real clinical workflows is still rare, and Clover Assistant was built for exactly that purpose. As interoperability improves, we believe that advantage becomes more powerful. Better data leads to better AI, better AI leads to better care, and better care drives stronger economics over time. Because this model has already been proven under full risk within our own Medicare Advantage business, where both outcomes and economics are measurable at scale, we are not building toward something theoretical. We are scaling a system that already works, and interoperability allows us to do that faster and more broadly. 8.) As large language models and agentic AI systems rapidly mature, how does Clover Health envision Clover Assistant and Counterpart evolving within this new paradigm? We view advances in AI as accelerating our roadmap, not changing our strategy. In healthcare, the challenge is not building intelligence. It is deploying it safely and effectively at scale. That is where we believe we are structurally ahead. Our focus is not on replacing physicians, but on enabling primary care physicians to better manage poly-chronic populations through earlier diagnosis, better clinical decision-making, and more proactive care. Clover Assistant is an AI-first platform embedded directly into physician workflows, sitting on top of both our Medicare Advantage plan and Counterpart. As large language models and agentic systems improve, those advancements naturally flow into our platform. The key difference is deployability. We are not building AI in isolation. We are operating it in production, inside real-world clinical workflows, focused on longitudinal disease management where outcomes improve over time. May 18, 2026          6

Clover Health (Nasdaq: CLOV) First Quarter 2026 Supplemental Q&A May 18, 2026 So as the underlying technology improves, it is amplified in our system. Better data leads to better models, better models help physicians manage disease earlier and more effectively, and that translates into improved outcomes and lower total cost of care over time. 9.) Without naming specific pipeline partners, can you provide color on how the early Counterpart Health deployments are progressing? We are seeing strong early traction, with deployments scaling well within existing partners and we’re generating increasing inbound interest across the healthcare ecosystem. We have stated our goal to position Counterpart as a long-term growth engine alongside our growing Medicare Advantage plan, and we are tracking well against that. We are seeing growing provider adoption, and more importantly, Counterpart Assistant is being used in real clinical workflows, and generating actionable insights for providers. That is what we look for first, because we believe it is what ultimately translates into better outcomes and long-term value. As we continue to scale this offering, our focus remains first on expanding total lives on the platform and ensuring we are delivering consistent results for partners. We are focused on building depth within existing partnerships while continuing to expand the pipeline, as that is what positions the platform for durable, long-term growth. That is the foundation, and we believe the financial contribution will follow once that base is established. 10.) You recently filed a Form S-8 as part of your ongoing equity programs. How should investors think about this in the context of standard public company practices and long-term equity compensation alignment? For clarity, the Form S-8 filing was not a new equity offering or capital raise. It is a standard, administrative filing that public companies make in the normal course of business to support their equity compensation programs. Our approach to equity compensation is consistent with annual public company practices and aligned with long-term value creation. The Form S-8 registers the annual “evergreen” shares in our equity plans that were established at the time Clover became a public company. These market standard provisions automatically refresh the pool of shares available for employee equity awards on an annual basis and require registration. May 18, 2026          7

Clover Health (Nasdaq: CLOV) First Quarter 2026 Supplemental Q&A May 18, 2026 Importantly, the shares registered under a Form S-8 represent the maximum number of shares that could be granted as equity compensation awards, not what will actually be granted. Stepping back, we view equity compensation as a tool to align our team's incentives with long-term shareholder value creation. That said, our focus is entirely on building a business with compounding earnings power, and as that strengthens, we expect it to drive shareholder value over time. Forward-Looking Statements These supplemental shareholder questions and answers (the “Q&A”) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health's future results of operations, financial condition, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "if," "continue" or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Q&A include, but are not limited to, the following: statements under "Financial Guidance" and “2026 Financial Outlook” and statements regarding expectations relating to potential improvements in revenues, operating and medical expenses, Adjusted SG&A, Insurance BER, profitability and the number of Clover Health's Insurance members, as well as the statements contained in the quotations of our executive officers, and other expectations as to future performance, operations and results (including our guidance for full year 2026). Statements regarding our GAAP Net Income profitability are also forward-looking, and are based on our current targets which are preliminary and are derived from our 2026 financial guidance. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by forward-looking statements in this Q&A. Forward-looking statements involve a number of judgments, risks and uncertainties, including, without limitation, risks related to: our expectations regarding results of operations, financial condition, and cash flows; our expectations regarding the development and management of our business; any current, pending, or future legislation, regulations or policies that could have a negative effect on our revenue, profit margins, cash flows and business, including rules, regulations and policies relating to healthcare, Medicare generally and medical loss ratios; our May 18, 2026          8

Clover Health (Nasdaq: CLOV) First Quarter 2026 Supplemental Q&A May 18, 2026 ability to successfully enter new service markets and manage our operations; anticipated trends and challenges in our business and in the markets in which we operate; our ability to effectively manage our beneficiary base and provider network; our ability to maintain and increase adoption and use of Clover Assistant, including the expansion and growth of Clover Assistant for external payors and providers under the brand name Counterpart Assistant; the anticipated benefits associated with the use of Clover Assistant, including our ability to utilize the platform to manage our medical expenses; our ability to maintain or improve our Star Ratings or otherwise continue to improve the financial performance of our business; our ability to develop new features and functionality that meet market needs and achieve market acceptance; our ability to retain and hire necessary employees and staff our operations appropriately; the timing and amount of certain investments in growth; the outcome of any known and unknown litigation and regulatory proceedings; our ability to maintain, protect, and enhance our intellectual property; general economic conditions and uncertainty; persistent high inflation and fluctuating interest rates; and geopolitical uncertainty and instability. Additional information concerning these and other risk factors is contained under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 27, 2026, as such risks may be updated in our subsequent filings with the SEC. The forward-looking statements included in this Q&A are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations. May 18, 2026          9